EXHIBIT 99.1

Third Quarter 2023 Results
•Net income of $136 million, or $0.65 per diluted common share
•Operating net income of $164 million, or $0.79 per diluted common share[1]
•Consolidated asset balances of $52 billion at quarter end
•Loan balances of $37 billion and deposit balances of $42 billion at quarter end
•Estimated CET1 and total capital ratios of 9.4% and 11.5% at quarter end

00

COLUMBIA BANKING SYSTEM, INC. REPORTS THIRD QUARTER 2023 RESULTS
$0.65	$0.79	$22.21	$14.22
Earnings per diluted common share	Operating earnings per diluted common share [1]	Book value per common share	Tangible book value per common share [1]
0

CEO Commentary
"Our teams remain focused on their customers and communities as we continue to drive balanced growth for the organization,” said Clint Stein, President and CEO. “We are back to business as usual, and our third quarter results highlight stabilizing customer deposit trends, relationship-driven growth in our loan portfolio and customer-based fee income, and a smaller impact from merger-related expense that affect our reported results. We achieved $140 million in annualized net merger-related cost savings through quarter end, surpassing our originally announced target of $135 million despite continued investment in our growing franchise, which includes the opening of our first branch in Utah during the third quarter. Our talented associates, expanding footprint, and customer-focused business model enable us to continue to win business and drive shareholder value.”

–Clint Stein, President and CEO of Columbia Banking System, Inc.

3Q23 HIGHLIGHTS (COMPARED TO 2Q23)

Net Interest Income and NIM	•Net interest income decreased by $3 million or 1% on a linked-quarter basis as the increase in interest income due to higher yields was more than offset by higher funding costs.
•Net interest margin was 3.91%, down 2 basis points from the prior quarter. The second full quarter as a combined organization, higher customer balances, and consistent purchase accounting trends contributed to net interest margin stabilization between quarters.

Non-Interest Income and Expense
•Non-interest income increased by $4 million due primarily to higher customer-related fee income and loan gain-on-sale income as well as a lower loss due to cumulative non-merger fair value accounting and hedges.

•Non-interest expense decreased by $24 million due to the realization of cost savings and lower merger-related expense.

Credit Quality	•Net charge-offs were 0.25% of average loans and leases (annualized) compared to 0.30% in the prior quarter. Charge-off activity remains centered in the FinPac portfolio.
•Provision expense of $37 million relates to portfolio mix changes and credit migration trends.
•Non-performing assets to total assets was 0.20% compared to 0.15% at June 30, 2023.

Capital	•Estimated total risk-based capital ratio of 11.5% and estimated common equity tier 1 risk-based capital ratio of 9.4%.
•Declared a quarterly cash dividend of $0.36 per common share on August 14, 2023, which was paid September 11, 2023.

Notable items	•Sold $159 million in non-relationship jumbo residential mortgage loans that were marked to fair value at merger close.
•Completed the sale of approximately one-third of the MSR portfolio.
•Incurred $19 million in merger-related expense.

3Q23 KEY FINANCIAL DATA

PERFORMANCE METRICS		3Q23		2Q23		3Q22
Return on average assets		1.02%		1.00%		1.09%
Return on average common equity		11.07%		10.84%		12.99%
Return on average tangible common equity [1]		16.93%		16.63%		13.02%
Operating return on average assets [1]		1.23%		1.27%		1.33%
Operating return on average common equity [1]		13.40%		13.77%		15.86%
Operating return on average tangible common equity [1]		20.48%		21.13%		15.90%
Net interest margin		3.91%		3.93%		3.88%
Efficiency ratio		57.82%		62.60%		56.07%

INCOME STATEMENT ($ in 000s, excl. per share data)		3Q23		2Q23		3Q22
Net interest income		$480,875		$483,975		$287,604
Provision for credit losses		$36,737		$16,014		$27,572
Non-interest income		$43,981		$39,678		$29,445
Non-interest expense		$304,147		$328,559		$177,964
Pre-provision net revenue [1]		$220,709		$195,094		$139,085
Operating pre-provision net revenue[1]		$258,687		$243,114		$163,793
Earnings per common share - diluted [2]		$0.65		$0.64		$0.65
Operating earnings per common share - diluted [1,2]		$0.79		$0.81		$0.79
Dividends paid per share [2]		$0.36		$0.36		$0.35

BALANCE SHEET		3Q23		2Q23		3Q22
Total assets	$52.0	B	$53.6	B	$31.5	B
Loans and leases	$37.2	B	$37.0	B	$25.5	B
Total deposits	$41.6	B	$40.8	B	$26.8	B
Book value per common share [2]		$22.21		$23.16		$18.69
Tangible book value per share[1,2]		$14.22		$15.02		$18.65
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.
2 Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Organizational Update
Columbia Banking System, Inc. ("Columbia", "we", or "our") has completed substantially all integration priorities, driving the realization of $140 million in annualized net merger-related cost-savings as of September 30, 2023, outpacing the $135 million target communicated when the combination was announced. Further, Umpqua Bank, the primary subsidiary of Columbia, continued to expand its presence in Utah with the opening of its first branch in the state during the third quarter.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the first, second, and third quarters of 2023 and the nine months ended September 30, 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $481 million for the third quarter of 2023, down $3 million from the prior quarter. The slight decline reflects higher interest income given expanded earning asset yields that were more than offset by higher funding costs.

Columbia's net interest margin was 3.91% for the third quarter of 2023, down 2 basis points from 3.93% for the second quarter of 2023. The second full quarter as a combined organization, higher customer balances, and consistent purchase accounting trends contributed to net interest margin stabilization between quarters. The cost of interest-bearing deposits increased 37 basis points on a linked-quarter basis to 2.01% for the third quarter of 2023, which compares to 2.18% for the month of September and 2.27% at September 30, 2023. Deposit costs were impacted by the decision to replace a portion of maturing FHLB advances with brokered deposits during the third quarter, which increased our cost of deposits but was fairly neutral to our cost of interest-bearing liabilities. Columbia's cost of interest-bearing liabilities increased 27 basis points on a linked-quarter basis to 2.72% for the third quarter of 2023, which compares to 2.77% for the month of September and 2.78% at September 30, 2023. Please refer to the Q3 2023 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $44 million for the third quarter of 2023, up $4 million from the prior quarter. Higher customer-related fee income, loan gain-on-sale income from select portfolio sales, and a smaller loss related to fair value adjustments and mortgage servicing rights ("MSR") hedging activity drove the increase. A net fair value loss of $15 million in the third quarter compares to a net fair value loss of $16 million in the second quarter, as detailed in our non-GAAP disclosures. As previously communicated, Columbia entered an agreement to sell approximately one-third of its MSR portfolio that relates to a non-relationship component of the serviced loan portfolio. The transaction closed in late September without any income statement impact.

Non-interest Expense
Non-interest expense was $304 million for the third quarter of 2023, down $24 million from the prior quarter level. The decrease reflects the realization of cost savings as well as an $11 million decline in merger-related expense, which were $19 million in the third quarter. Please refer to the Q3 2023 Earnings Presentation for additional expense details, including an update on realized merger-related cost-savings through September 30, 2023.

Balance Sheet
Total consolidated assets were $52.0 billion as of September 30, 2023, compared to $53.6 billion as of June 30, 2023. Cash and cash equivalents was $2.4 billion as of September 30, 2023, a decrease of $1.0 billion relative to June 30, 2023. We reduced our cash position during the third quarter given stabilizing industry trends and ample sources of available liquidity. Excess cash was used to pay off maturing FHLB advances, which declined to $4.0 billion as of September 30, 2023, compared to $6.3 billion as of June 30, 2023. Including secured off-balance sheet lines of credit, total available liquidity was $19.1 billion as of September 30, 2023, representing 37% of total assets, 46% of total deposits, and 142% of uninsured deposits. Please refer to the Q3 2023 Earnings Presentation for additional details related to our liquidity position.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Available for sale securities, which are held on balance sheet at fair value, were $8.5 billion as of September 30, 2023, a decrease of $494 million relative to June 30, 2023, as paydowns and a decline in the fair value of the portfolio were only partially offset by accretion of the discount on historical Columbia securities. Please refer to the Q3 2023 Earnings Presentation for additional details related to our securities portfolio.

Gross loans and leases were $37.2 billion as of September 30, 2023, an increase of $121 million relative to June 30, 2023, as organic growth during the quarter more than offset the sale of $159 million in non-relationship jumbo residential mortgage loans that were marked to fair value at merger close. "We continued to selectively prune the portfolio during the third quarter, bringing the transfer and sale of loans that were transactional in nature to approximately $650 million over the past two quarters," commented Tory Nixon, President of Umpqua Bank. "Higher outstanding commercial line balances and other relationship-driven expansion contributed to 3% annualized loan growth in the third quarter when loan sales are excluded." Please refer to the Q3 2023 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $41.6 billion as of September 30, 2023, an increase of $789 million relative to June 30, 2023. "Customer deposit balances stabilized during the third quarter, increasing slightly between September and June," stated Mr. Nixon. "While market liquidity tightening, the impact of inflation on customer spending, and businesses' use of cash continue to impact our deposit flows, our teams' focus on balancing deposit generation alongside other growth resulted in net deposit increases throughout many business lines." Please refer to the Q3 2023 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $438 million, or 1.18% of loans and leases, as of September 30, 2023, compared to $424 million, or 1.15% of loans and leases, as of June 30, 2023. The provision for credit losses was $37 million for the third quarter of 2023 and reflects portfolio mix changes and credit migration trends. Please refer to the Q3 2023 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Net charge-offs were 0.25% of average loans and leases (annualized) for the third quarter of 2023, compared to 0.30% for the second quarter of 2023. Net charge-off activity continued to be centered in the FinPac portfolio, which experienced a decline in charge-offs. Bank charge-off activity remained low at 0.01% of average bank loans. As of September 30, 2023, non-performing assets were $106 million, or 0.20% of total assets, compared to $80 million, or 0.15% as of June 30, 2023.

Capital
As of September 30, 2023, Columbia's book value per common share decreased to $22.21, compared to $23.16 at June 30, 2023. The linked-quarter change in book value primarily reflects a change in accumulated other comprehensive (loss) income ("AOCI") to $(680) million at September 30, 2023, compared to $(419) million at the prior quarter-end. The change in AOCI is due primarily to an increase in the tax-effected net unrealized loss on available for sale securities to $650 million as of September 30, 2023, compared to $403 million as of June 30, 2023. Tangible book value per common share3 decreased to $14.22, compared to $15.02 at June 30, 2023.

Columbia's estimated total risk-based capital ratio was 11.5% and its estimated common equity tier 1 risk-based capital ratio was 9.4% as of September 30, 2023, compared to 11.3% and 9.2%, respectively, at June 30, 2023. Columbia remains above current “well-capitalized” regulatory minimums. "We continued to build capital during the quarter through organic earnings generation and the realization of loan and investment securities discount accretion," stated Ron Farnsworth, Chief Financial Officer of Columbia. "We expect our capital position to continue to build over time, supporting our growing franchise and increasing flexibility for capital return." The regulatory capital ratios as of September 30, 2023 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Earnings Presentation and Conference Call Information
Columbia's Q3 2023 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its third quarter 2023 earnings conference call on October 18, 2023, at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its third quarter 2023 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BIcd18f9ce2ec34fdf915aa619af3a3d01
Join the audiocast: https://edge.media-server.com/mmc/p/ih23hqkg/
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. In March of 2023, Columbia and Umpqua combined two of the Pacific Northwest's premier financial institutions under the Umpqua Bank brand to create one of the largest banks headquartered in the West and a top-30 U.S. bank. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver personalized service at scale. The bank operates in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington and supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management and Columbia Trust Company, a subsidiary of Columbia. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the UHC merger when expected or at all; the possibility that the integration following the UHC merger may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the UHC merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$569,670	$552,679	$413,525	$322,350	$278,830	3%	104%
Interest and dividends on investments:
Taxable	80,066	79,036	39,729	18,108	18,175	1%	341%
Exempt from federal income tax	6,929	6,817	3,397	1,288	1,322	2%	424%
Dividends	4,941	2,581	719	182	86	91%	nm
Temporary investments and interest bearing deposits	34,407	34,616	18,581	10,319	5,115	(1)%	nm
Total interest income	696,013	675,729	475,951	352,247	303,528	3%	129%
Interest expense:
Deposits	126,974	100,408	63,613	31,174	9,090	26%	nm
Securities sold under agreement to repurchase and federal funds purchased	1,220	1,071	406	323	545	14%	124%
Borrowings	77,080	81,004	28,764	8,023	798	(5)%	nm
Junior and other subordinated debentures	9,864	9,271	8,470	7,248	5,491	6%	80%
Total interest expense	215,138	191,754	101,253	46,768	15,924	12%	nm
Net interest income	480,875	483,975	374,698	305,479	287,604	(1)%	67%
Provision for credit losses	36,737	16,014	105,539	32,948	27,572	129%	33%
Non-interest income:
Service charges on deposits	17,410	16,454	14,312	12,139	12,632	6%	38%
Card-based fees	15,674	13,435	11,561	9,017	9,115	17%	72%
Financial services and trust revenue	4,651	4,512	1,297	25	27	3%	nm
Residential mortgage banking revenue (loss), net	7,103	(2,342)	7,816	(1,812)	17,341	nm	(59)%
Gain on sale of debt securities, net	4	—	—	—	—	nm	nm
(Loss) gain on equity securities, net	(2,055)	(697)	2,416	284	(2,647)	195%	(22)%
Gain on loan and lease sales, net	1,871	442	940	1,531	1,525	323%	23%
BOLI income	4,440	4,063	2,790	2,033	2,023	9%	119%
Other (loss) income	(5,117)	3,811	13,603	11,662	(10,571)	(234)%	(52)%
Total non-interest income	43,981	39,678	54,735	34,879	29,445	11%	49%
Non-interest expense:
Salaries and employee benefits	159,041	163,398	136,092	107,982	109,164	(3)%	46%
Occupancy and equipment, net	43,070	50,550	41,700	34,021	35,042	(15)%	23%
Intangible amortization	29,879	35,553	12,660	1,019	1,025	(16)%	nm
FDIC assessments	11,200	11,579	6,113	3,487	3,007	(3)%	272%
Merger related expense	18,938	29,649	115,898	11,637	769	(36)%	nm
Other expenses	42,019	37,830	30,355	36,836	28,957	11%	45%
Total non-interest expense	304,147	328,559	342,818	194,982	177,964	(7)%	71%
Income (loss) before provision (benefit) for income taxes	183,972	179,080	(18,924)	112,428	111,513	3%	65%
Provision (benefit) for income taxes	48,127	45,703	(4,886)	29,464	27,473	5%	75%
Net income (loss)	$135,845	$133,377	$(14,038)	$82,964	$84,040	2%	62%

Weighted average basic shares outstanding (1)	208,070	207,977	156,383	129,321	129,319	0%	61%
Weighted average diluted shares outstanding (1)	208,645	208,545	156,383	129,801	129,733	0%	61%
Earnings (loss) per common share – basic (1)	$0.65	$0.64	$(0.09)	$0.64	$0.65	2%	0%
Earnings (loss) per common share – diluted (1)	$0.65	$0.64	$(0.09)	$0.64	$0.65	2%	0%

nm = not meaningful

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended		% Change
($ in thousands, except per share data)	Sep 30, 2023	Sep 30, 2022	Year over Year
Interest income:
Loans and leases	$1,535,874	$727,908	111%
Interest and dividends on investments:
Taxable	198,831	54,156	267%
Exempt from federal income tax	17,143	4,063	322%
Dividends	8,241	256	nm
Temporary investments and interest bearing deposits	87,604	9,387	nm
Total interest income	1,847,693	795,770	132%
Interest expense:
Deposits	290,995	17,021	nm
Securities sold under agreement to repurchase and federal funds purchased	2,697	674	300%
Borrowings	186,848	897	nm
Junior and other subordinated debentures	27,605	12,641	118%
Total interest expense	508,145	31,233	nm
Net interest income	1,339,548	764,537	75%
Provision for credit losses	158,290	51,068	210%
Non-interest income:
Service charges on deposits	48,176	36,226	33%
Card-based fees	40,670	28,353	43%
Brokerage revenue	10,460	65	nm
Residential mortgage banking revenue, net	12,577	108,671	(88)%
Gain on sale of debt securities, net	4	2	100%
Loss on equity securities, net	(336)	(7,383)	(95)%
Gain on loan and lease sales, net	3,253	5,165	(37)%
BOLI income	11,293	6,220	82%
Other income (loss)	12,297	(12,670)	nm
Total non-interest income	138,394	164,649	(16)%
Non-interest expense:
Salaries and employee benefits	458,531	333,244	38%
Occupancy and equipment, net	135,320	104,430	30%
Intangible amortization	78,092	3,076	nm
FDIC assessments	28,892	10,477	176%
Merger related expense	164,485	5,719	nm
Other expenses	110,204	83,022	33%
Total non-interest expense	975,524	539,968	81%
Income before provision for income taxes	344,128	338,150	2%
Provision for income taxes	88,944	84,362	5%
Net income	$255,184	$253,788	1%

Weighted average basic shares outstanding (1)	190,997	129,262	48%
Weighted average diluted shares outstanding (1)	191,546	129,702	48%
Earnings per common share – basic (1)	$1.34	$1.96	(32)%
Earnings per common share – diluted (1)	$1.33	$1.96	(32)%

nm = not meaningful

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc. Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$492,474	$538,653	$555,919	$327,313	$321,447	(9)%	53%
Interest bearing cash and temporary investments	1,911,221	2,868,563	3,079,266	967,330	1,232,412	(33)%	55%
Investment securities:
Equity and other, at fair value	73,638	76,361	76,532	72,959	72,277	(4)%	2%
Available for sale, at fair value	8,503,986	8,998,428	9,249,600	3,196,166	3,136,391	(5)%	171%
Held to maturity, at amortized cost	2,344	2,388	2,432	2,476	2,547	(2)%	(8)%
Loans held for sale	60,313	183,633	49,338	71,647	148,275	(67)%	(59)%
Loans and leases	37,170,598	37,049,299	37,091,280	26,155,981	25,507,951	0%	46%
Allowance for credit losses on loans and leases	(416,560)	(404,603)	(417,464)	(301,135)	(283,065)	3%	47%
Net loans and leases	36,754,038	36,644,696	36,673,816	25,854,846	25,224,886	0%	46%
Restricted equity securities	168,524	258,524	246,525	47,144	40,993	(35)%	311%
Premises and equipment, net	337,855	368,698	375,190	176,016	165,305	(8)%	104%
Operating lease right-of-use assets	114,220	119,255	127,296	78,598	81,729	(4)%	40%
Goodwill	1,029,234	1,029,234	1,030,142	—	—	0%	nm
Other intangible assets, net	636,883	666,762	702,315	4,745	5,764	(4)%	nm
Residential mortgage servicing rights, at fair value	117,640	172,929	178,800	185,017	196,177	(32)%	(40)%
Bank owned life insurance	648,232	643,727	641,922	331,759	329,699	1%	97%
Deferred tax asset, net	469,841	362,880	351,229	132,823	128,120	29%	267%
Other assets	669,150	657,365	653,904	399,800	385,938	2%	73%
Total assets	$51,989,593	$53,592,096	$53,994,226	$31,848,639	$31,471,960	(3)%	65%
Liabilities:
Deposits
Non-interest bearing	$15,532,948	$16,019,408	$17,215,781	$10,288,849	$11,246,358	(3)%	38%
Interest bearing	26,091,420	24,815,509	24,370,566	16,776,763	15,570,749	5%	68%
Total deposits	41,624,368	40,834,917	41,586,347	27,065,612	26,817,107	2%	55%
Securities sold under agreements to repurchase	258,383	294,914	271,047	308,769	383,569	(12)%	(33)%
Borrowings	3,985,000	6,250,000	5,950,000	906,175	756,214	(36)%	427%
Junior subordinated debentures, at fair value	331,545	312,872	297,721	323,639	325,744	6%	2%
Junior and other subordinated debentures, at amortized cost	107,952	108,009	108,066	87,813	87,870	0%	23%
Operating lease liabilities	129,845	132,099	140,648	91,694	95,512	(2)%	36%
Other liabilities	920,338	831,097	755,674	585,111	588,430	11%	56%
Total liabilities	47,357,431	48,763,908	49,109,503	29,368,813	29,054,446	(3)%	63%
Shareholders' equity:
Common stock	5,798,167	5,792,792	5,788,553	3,450,493	3,448,007	0%	68%
Accumulated deficit	(485,576)	(545,842)	(603,696)	(543,803)	(580,933)	(11)%	(16)%
Accumulated other comprehensive loss	(680,429)	(418,762)	(300,134)	(426,864)	(449,560)	62%	51%
Total shareholders' equity	4,632,162	4,828,188	4,884,723	2,479,826	2,417,514	(4)%	92%
Total liabilities and shareholders' equity	$51,989,593	$53,592,096	$53,994,226	$31,848,639	$31,471,960	(3)%	65%

Common shares outstanding at period end (1)	208,575	208,514	208,429	129,321	129,320	0%	61%
nm = not meaningful
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Per Common Share Data: (5)
Dividends (5)	$0.36	$0.36	$0.35	$0.35	$0.35	0%	3%
Book value (5)	$22.21	$23.16	$23.44	$19.18	$18.69	(4)%	19%
Tangible book value (1),(5)	$14.22	$15.02	$15.12	$19.14	$18.65	(5)%	(24)%

Performance Ratios:
Efficiency ratio (2)	57.82%	62.60%	79.71%	57.24%	56.07%	(4.78)	1.75
Return on average assets ("ROAA")	1.02%	1.00%	(0.14)%	1.04%	1.09%	0.02	(0.07)
Pre-provision net revenue ("PPNR") ROAA (1)	1.65%	1.46%	0.89%	1.82%	1.80%	0.19	(0.15)
Return on average common equity	11.07%	10.84%	(1.70)%	13.50%	12.99%	0.23	(1.92)
Return on average tangible common equity (1)	16.93%	16.63%	(2.09)%	13.53%	13.02%	0.30	3.91

Performance Ratios - Operating: (1)
Operating efficiency ratio (1), (2)	51.97%	54.85%	53.46%	52.01%	51.72%	(2.88)	0.25
Operating return on average assets (1)	1.23%	1.27%	0.74%	1.24%	1.33%	(0.04)	(0.10)
Operating PPNR return on average assets (1)	1.94%	1.82%	2.01%	2.10%	2.12%	0.12	(0.18)
Operating return on average common equity (1)	13.40%	13.77%	8.66%	16.14%	15.86%	(0.37)	(2.46)
Operating return on average tangible common equity (1)	20.48%	21.13%	10.64%	16.18%	15.90%	(0.65)	4.58

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.08%	5.95%	5.55%	4.92%	4.41%	0.13	1.67
Yield on earning assets (2)	5.65%	5.48%	5.19%	4.62%	4.10%	0.17	1.55
Cost of interest bearing deposits	2.01%	1.64%	1.32%	0.77%	0.23%	0.37	1.78
Cost of interest bearing liabilities	2.72%	2.45%	1.82%	1.05%	0.39%	0.27	2.33
Cost of total deposits	1.23%	0.99%	0.80%	0.46%	0.14%	0.24	1.09
Cost of total funding (3)	1.81%	1.61%	1.16%	0.65%	0.23%	0.20	1.58
Net interest margin (2)	3.91%	3.93%	4.08%	4.01%	3.88%	(0.02)	0.03
Average interest bearing cash / Average interest earning assets	5.17%	5.47%	4.33%	3.62%	3.04%	(0.30)	2.13
Average loans and leases / Average interest earning assets	75.64%	75.18%	80.96%	85.32%	84.54%	0.46	(8.90)
Average loans and leases / Average total deposits	90.63%	90.98%	93.01%	95.85%	93.55%	(0.35)	(2.92)
Average non-interest bearing deposits / Average total deposits	38.55%	40.05%	39.55%	40.30%	42.29%	(1.50)	(3.74)
Average total deposits / Average total funding (3)	86.66%	85.59%	91.36%	94.52%	96.34%	1.07	(9.68)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.28%	0.22%	0.20%	0.22%	0.20%	0.06	0.08
Non-performing assets to total assets	0.20%	0.15%	0.14%	0.18%	0.16%	0.05	0.04
Allowance for credit losses to loans and leases	1.18%	1.15%	1.18%	1.21%	1.16%	0.03	0.02
Total risk-based capital ratio (4)	11.5%	11.3%	10.9%	13.7%	13.2%	0.20	(1.70)
Common equity tier 1 risk-based capital ratio (4)	9.4%	9.2%	8.9%	11.0%	10.7%	0.20	(1.30)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2023	Sep 30, 2022	Year over Year
Per Common Share Data: (4)
Dividends (4)	$1.07	$1.05	1.90%

Performance Ratios:
Efficiency ratio (2)	65.87%	58.05%	7.82
Return on average assets	0.70%	1.11%	(0.41)
PPNR return on average assets (1)	1.38%	1.70%	(0.32)
Return on average common equity	7.77%	12.94%	(5.17)
Return on average tangible common equity (1)	11.21%	12.98%	(1.77)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1), (2)	53.43%	57.03%	(3.60)
Operating return on average assets (1)	1.11%	1.14%	(0.03)
Operating PPNR return on average assets (1)	1.91%	1.74%	0.17
Operating return on average common equity (1)	12.34%	13.28%	(0.94)
Operating return on average tangible common equity (1)	17.80%	13.32%	4.48

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.88%	4.06%	1.82
Yield on earning assets (2)	5.46%	3.62%	1.84
Cost of interest bearing deposits	1.68%	0.15%	1.53
Cost of interest bearing liabilities	2.38%	0.26%	2.12
Cost of total deposits	1.02%	0.09%	0.93
Cost of total funding (3)	1.56%	0.15%	1.41
Net interest margin (2)	3.96%	3.48%	0.48
Average interest bearing cash / Average interest earning assets	5.05%	5.87%	(0.82)
Average loans and leases / Average interest earning assets	76.91%	80.80%	(3.89)
Average loans and leases / Average total deposits	91.42%	89.21%	2.21
Average non-interest bearing deposits / Average total deposits	39.28%	41.89%	(2.61)
Average total deposits / Average total funding (3)	87.53%	96.61%	(9.08)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,490,638	$6,434,673	$6,353,550	$3,894,840	$3,846,426	1%	69%
Owner occupied term, net	5,235,227	5,254,401	5,156,848	2,567,761	2,549,761	0%	105%
Multifamily, net	5,684,495	5,622,875	5,590,587	5,285,791	5,090,661	1%	12%
Construction & development, net	1,669,918	1,528,924	1,467,561	1,077,346	1,036,931	9%	61%
Residential development, net	354,922	388,641	440,667	200,838	205,935	(9)%	72%
Commercial:
Term, net	5,437,915	5,449,787	5,906,774	3,029,547	3,003,424	0%	81%
Lines of credit & other, net	2,353,548	2,268,790	2,184,762	960,054	914,507	4%	157%
Leases & equipment finance, net	1,728,991	1,740,037	1,746,267	1,706,172	1,669,817	(1)%	4%
Residential:
Mortgage, net	6,121,838	6,272,898	6,187,964	5,647,035	5,470,624	(2)%	12%
Home equity loans & lines, net	1,899,948	1,898,958	1,870,002	1,631,965	1,565,094	0%	21%
Consumer & other, net	193,158	189,315	186,298	154,632	154,771	2%	25%
Total loans and leases, net of deferred fees and costs	$37,170,598	$37,049,299	$37,091,280	$26,155,981	$25,507,951	0%	46%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	16%	15%	15%
Owner occupied term, net	14%	14%	14%	10%	10%
Multifamily, net	15%	15%	15%	20%	20%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	16%	12%	12%
Lines of credit & other, net	6%	6%	6%	4%	4%
Leases & equipment finance, net	5%	5%	5%	6%	6%
Residential:
Mortgage, net	17%	17%	17%	21%	21%
Home equity loans & lines, net	5%	5%	5%	6%	6%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$15,532,948	$16,019,408	$17,215,781	$10,288,849	$11,246,358	(3)%	38%
Demand, interest bearing	6,898,831	6,300,082	5,900,462	4,080,469	3,903,746	10%	77%
Money market	10,349,217	10,115,908	10,681,422	7,721,011	7,601,506	2%	36%
Savings	3,018,706	3,171,714	3,469,112	2,265,052	2,455,917	(5)%	23%
Time	5,824,666	5,227,805	4,319,570	2,710,231	1,609,580	11%	262%
Total	$41,624,368	$40,834,917	$41,586,347	$27,065,612	$26,817,107	2%	55%

Total core deposits (1)	$37,597,830	$37,639,368	$39,155,298	$25,616,010	$26,292,548	0%	43%

Deposit mix:
Demand, non-interest bearing	37%	39%	41%	38%	42%
Demand, interest bearing	17%	15%	14%	15%	15%
Money market	25%	25%	26%	29%	28%
Savings	7%	8%	9%	8%	9%
Time	14%	13%	10%	10%	6%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$26,053	$10,994	$15,612	$5,011	$5,403	137%	382%
Commercial, net	44,341	39,316	42,301	25,691	18,652	13%	138%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total loans and leases on non-accrual status	70,394	50,310	57,913	30,702	24,055	40%	193%
Loans and leases past due 90+ days and accruing (1):
Commercial real estate, net	71	184	1	1	1	(61)%	nm
Commercial, net	8,606	7,720	151	7,909	5,143	11%	67%
Residential, net (1)	25,180	21,370	17,423	19,894	21,411	18%	18%
Consumer & other, net	240	399	140	134	152	(40)%	58%
Total loans and leases past due 90+ days and accruing (1)	34,097	29,673	17,715	27,938	26,707	15%	28%
Total non-performing loans and leases	104,491	79,983	75,628	58,640	50,762	31%	106%
Other real estate owned	1,170	278	409	203	—	321%	nm
Total non-performing assets	$105,661	$80,261	$76,037	$58,843	$50,762	32%	108%

Loans and leases past due 31-89 days	$82,918	$73,376	$78,641	$64,893	$53,538	13%	55%
Loans and leases past due 31-89 days to total loans and leases	0.22%	0.20%	0.21%	0.25%	0.21%	0.02	0.01
Non-performing loans and leases to total loans and leases (1)	0.28%	0.22%	0.20%	0.22%	0.20%	0.06	0.08
Non-performing assets to total assets (1)	0.20%	0.15%	0.14%	0.18%	0.16%	0.05	0.04
nm = not meaningful

(1) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Columbia has the unilateral right to repurchase but has not done so, totaling $700,000, $1.6 million, $5.4 million, $6.6 million and $1.0 million at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$404,603	$417,464	$301,135	$283,065	$261,111	(3)%	55%
Initial ACL recorded for PCD loans acquired during the period	—	—	26,492	—	—	nm	nm
Provision for credit losses on loans and leases (1)	35,082	15,216	106,498	30,580	28,542	131%	23%
Charge-offs
Commercial real estate, net	—	(174)	—	(128)	—	nm	nm
Commercial, net	(26,629)	(32,036)	(19,248)	(14,721)	(9,459)	(17)%	182%
Residential, net	(206)	(4)	(248)	(53)	(4)	nm	nm
Consumer & other, net	(1,884)	(1,264)	(773)	(906)	(929)	49%	103%
Total charge-offs	(28,719)	(33,478)	(20,269)	(15,808)	(10,392)	(14)%	176%
Recoveries
Commercial real estate, net	31	209	58	163	123	(85)%	(75)%
Commercial, net	4,901	4,511	3,058	2,708	2,842	9%	72%
Residential, net	156	63	123	24	249	148%	(37)%
Consumer & other, net	506	618	369	403	590	(18)%	(14)%
Total recoveries	5,594	5,401	3,608	3,298	3,804	4%	47%
Net (charge-offs) recoveries
Commercial real estate, net	31	35	58	35	123	(11)%	(75)%
Commercial, net	(21,728)	(27,525)	(16,190)	(12,013)	(6,617)	(21)%	228%
Residential, net	(50)	59	(125)	(29)	245	(185)%	(120)%
Consumer & other, net	(1,378)	(646)	(404)	(503)	(339)	113%	306%
Total net charge-offs	(23,125)	(28,077)	(16,661)	(12,510)	(6,588)	(18)%	251%
Balance, end of period	$416,560	$404,603	$417,464	$301,135	$283,065	3%	47%
Reserve for unfunded commitments
Balance, beginning of period	$19,827	$19,029	$14,221	$11,853	$12,823	4%	55%
Initial ACL recorded for unfunded commitments acquired during the period	—	—	5,767	—	—	nm	nm
Provision (recapture) for credit losses on unfunded commitments	1,655	798	(959)	2,368	(970)	107%	nm
Balance, end of period	21,482	19,827	19,029	14,221	11,853	8%	81%
Total Allowance for credit losses (ACL)	$438,042	$424,430	$436,493	$315,356	$294,918	3%	49%

Net charge-offs to average loans and leases (annualized)	0.25%	0.30%	0.23%	0.19%	0.11%	(0.05)	0.14
Recoveries to gross charge-offs	19.48%	16.13%	17.80%	20.86%	36.61%	3.35	(17.13)
ACLLL to loans and leases	1.12%	1.09%	1.13%	1.15%	1.11%	0.03	0.01
ACL to loans and leases	1.18%	1.15%	1.18%	1.21%	1.16%	0.03	0.02
nm = not meaningful
(1) For the quarter ended March 31, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Nine Months Ended		% Change
($ in thousands)	Sep 30, 2023	Sep 30, 2022	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$301,135	$248,412	21%
Initial ACL recorded for PCD loans acquired during the period	26,492	—	nm
Provision for credit losses on loans and leases (1)	156,796	53,025	196%
Charge-offs
Commercial real estate, net	(174)	(8)	nm
Commercial, net	(77,913)	(26,352)	196%
Residential, net	(458)	(171)	168%
Consumer & other, net	(3,921)	(2,650)	48%
Total charge-offs	(82,466)	(29,181)	183%
Recoveries
Commercial real estate, net	298	221	35%
Commercial, net	12,470	8,321	50%
Residential, net	342	638	(46)%
Consumer & other, net	1,493	1,629	(8)%
Total recoveries	14,603	10,809	35%
Net (charge-offs) recoveries
Commercial real estate, net	124	213	(42)%
Commercial, net	(65,443)	(18,031)	263%
Residential, net	(116)	467	(125)%
Consumer & other, net	(2,428)	(1,021)	138%
Total net charge-offs	(67,863)	(18,372)	269%
Balance, end of period	$416,560	$283,065	47%
Reserve for unfunded commitments
Balance, beginning of period	$14,221	$12,767	11%
Initial ACL recorded for unfunded commitments acquired during the period	5,767	—	nm
Provision (recapture) for credit losses on unfunded commitments	1,494	(914)	nm
Balance, end of period	21,482	11,853	81%
Total Allowance for credit losses (ACL)	$438,042	$294,918	49%

Net charge-offs to average loans and leases (annualized)	0.26%	0.10%	0.16
Recoveries to gross charge-offs	17.71%	37.04%	(19.33)
nm = not meaningful

(1) For the nine months ended September 30, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	September 30, 2023			June 30, 2023			September 30, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$199,855	$1,741	3.49%	$46,794	$682	5.83%	$173,397	$2,205	5.09%
Loans and leases (1)	37,050,518	567,929	6.08%	37,169,315	551,997	5.95%	24,886,203	276,625	4.41%
Taxable securities	8,356,165	85,007	4.07%	8,656,147	81,617	3.77%	3,271,185	18,261	2.23%
Non-taxable securities (2)	844,417	8,085	3.83%	865,278	8,010	3.70%	212,847	1,651	3.10%
Temporary investments and interest-bearing cash	2,530,150	34,407	5.40%	2,704,984	34,616	5.13%	893,471	5,115	2.27%
Total interest-earning assets	48,981,105	$697,169	5.65%	49,442,518	$676,922	5.48%	29,437,103	$303,857	4.10%
Goodwill and other intangible assets	1,684,093			1,718,705			6,343
Other assets	2,346,163			2,379,351			1,224,731
Total assets	$53,011,361			$53,540,574			$30,668,177
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$6,578,849	$25,209	1.52%	$6,131,117	$17,277	1.15%	$3,829,688	$1,705	0.18%
Money market deposits	10,249,028	50,039	1.94%	10,362,495	41,703	1.60%	7,550,791	5,817	0.31%
Savings deposits	3,109,779	1,253	0.16%	3,297,138	877	0.11%	2,468,187	250	0.04%
Time deposits	5,184,089	50,473	3.86%	4,703,967	40,551	3.46%	1,501,724	1,318	0.35%
Total interest-bearing deposits	25,121,745	126,974	2.01%	24,494,717	100,408	1.64%	15,350,390	9,090	0.23%
Repurchase agreements and federal funds purchased	268,444	1,220	1.80%	284,347	1,071	1.51%	509,559	545	0.42%
Borrowings	5,603,207	77,080	5.46%	6,187,363	81,004	5.25%	90,475	798	3.50%
Junior and other subordinated debentures	420,582	9,864	9.30%	405,989	9,271	9.16%	409,151	5,491	5.33%
Total interest-bearing liabilities	31,413,978	$215,138	2.72%	31,372,416	$191,754	2.45%	16,359,575	$15,924	0.39%
Non-interest-bearing deposits	15,759,720			16,361,541			11,250,764
Other liabilities	970,688			871,378			490,572
Total liabilities	48,144,386			48,605,335			28,100,911
Common equity	4,866,975			4,935,239			2,567,266
Total liabilities and shareholders' equity	$53,011,361			$53,540,574			$30,668,177
NET INTEREST INCOME (2)		$482,031			$485,168			$287,933
NET INTEREST SPREAD			2.93%			3.03%			3.71%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.91%			3.93%			3.88%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.2 million for the three months ended September 30, 2023, as compared to $1.2 million for the three months ended June 30, 2023 and $329,000 for the three months ended September 30, 2022.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Nine Months Ended
	September 30, 2023			September 30, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$100,753	$3,222	4.26%	$240,928	$7,209	3.99%
Loans and leases (1)	34,765,319	1,532,652	5.88%	23,676,201	720,699	4.06%
Taxable securities	7,336,862	207,072	3.76%	3,445,386	54,412	2.11%
Non-taxable securities (2)	717,064	20,163	3.75%	222,375	5,098	3.06%
Temporary investments and interest-bearing cash	2,283,461	87,604	5.13%	1,718,832	9,387	0.73%
Total interest-earning assets	45,203,459	$1,850,713	5.46%	29,303,722	$796,805	3.62%
Goodwill and other intangible assets	1,345,833			7,369
Other assets	2,159,775			1,229,936
Total assets	$48,709,067			$30,541,027
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$5,829,737	$52,301	1.20%	$3,846,202	$2,813	0.10%
Money market deposits	9,857,001	123,980	1.68%	7,519,200	8,942	0.16%
Savings deposits	3,032,653	2,686	0.12%	2,433,651	654	0.04%
Time deposits	4,371,643	112,028	3.43%	1,623,742	4,612	0.38%
Total interest-bearing deposits	23,091,034	290,995	1.68%	15,422,795	17,021	0.15%
Repurchase agreements and federal funds purchased	277,896	2,697	1.30%	502,998	674	0.18%
Borrowings	4,726,335	186,848	5.29%	34,662	897	3.46%
Junior and other subordinated debentures	414,855	27,605	8.90%	394,803	12,641	4.28%
Total interest-bearing liabilities	28,510,120	$508,145	2.38%	16,355,258	$31,233	0.26%
Non-interest-bearing deposits	14,937,028			11,115,618
Other liabilities	872,370			448,426
Total liabilities	44,319,518			27,919,302
Common equity	4,389,549			2,621,725
Total liabilities and shareholders' equity	$48,709,067			$30,541,027
NET INTEREST INCOME (2)		$1,342,568			$765,572
NET INTEREST SPREAD			3.08%			3.36%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.96%			3.48%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $3.0 million for the nine months ended September 30, 2023, as compared to $1.0 million for the same period in 2022.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$2,442	$3,166	$3,587	$4,252	$10,515	(23)%	(77)%
Servicing	8,887	9,167	9,397	9,184	9,529	(3)%	(7)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,801)	(4,797)	(4,881)	(4,986)	(4,978)	0%	(4)%
Changes due to valuation inputs or assumptions	5,308	(2,242)	(2,937)	(9,914)	16,403	nm	(68)%
MSR hedge (loss) gain	(4,733)	(7,636)	2,650	(348)	(14,128)	(38)%	(66)%
Total	$7,103	$(2,342)	$7,816	$(1,812)	$17,341	nm	(59)%

Closed loan volume for-sale	$103,333	$119,476	$131,726	$216,833	$396,979	(14)%	(74)%
Gain on sale margin	2.36%	2.65%	2.72%	1.96%	2.65%	(0.29)	(0.29)

Residential mortgage servicing rights:
Balance, beginning of period	$172,929	$178,800	$185,017	$196,177	$179,558	(3)%	(4)%
Additions for new MSR capitalized	1,658	1,168	1,601	3,740	5,194	42%	(68)%
Sale of MSR assets	(57,454)	—	—	—	—	nm	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,801)	(4,797)	(4,881)	(4,986)	(4,978)	0%	(4)%
Changes due to valuation inputs or assumptions	5,308	(2,242)	(2,937)	(9,914)	16,403	nm	(68)%
Balance, end of period	$117,640	$172,929	$178,800	$185,017	$196,177	(32)%	(40)%

Residential mortgage loans serviced for others	$8,240,950	$12,726,615	$12,914,046	$13,020,189	$12,997,911	(35)%	(37)%
MSR as % of serviced portfolio	1.43%	1.36%	1.38%	1.42%	1.51%	0.07	(0.08)
nm = not meaningful

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Nine Months Ended		% Change
($ in thousands)	Sep 30, 2023	Sep 30, 2022	Year over Year
Residential mortgage banking revenue:
Origination and sale	$9,195	$42,460	(78)%
Servicing	27,451	28,174	(3)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(14,479)	(15,286)	(5)%
Changes due to valuation inputs or assumptions	129	67,451	(100)%
MSR hedge loss	(9,719)	(14,128)	(31)%
Total	$12,577	$108,671	(88)%

Closed loan volume for-sale	$354,535	$1,622,633	(78)%
Gain on sale margin	2.59%	2.62%	(0.03)

Residential mortgage servicing rights:
Balance, beginning of period	$185,017	$123,615	50%
Additions for new MSR capitalized	4,427	20,397	(78)%
Sale of MSR assets	(57,454)	—	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(14,479)	(15,286)	(5)%
Changes due to valuation inputs or assumptions	129	67,451	(100)%
Balance, end of period	$117,640	$196,177	(40)%
nm = not meaningful

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Total shareholders' equity	a	$4,632,162	$4,828,188	$4,884,723	$2,479,826	$2,417,514	(4)%	92%
Less: Goodwill		1,029,234	1,029,234	1,030,142	—	—	—%	nm
Less: Other intangible assets, net		636,883	666,762	702,315	4,745	5,764	(4)%	nm
Tangible common shareholders' equity	b	$2,966,045	$3,132,192	$3,152,266	$2,475,081	$2,411,750	(5)%	23%

Total assets	c	$51,989,593	$53,592,096	$53,994,226	$31,848,639	$31,471,960	(3)%	65%
Less: Goodwill		1,029,234	1,029,234	1,030,142	—	—	0%	nm
Less: Other intangible assets, net		636,883	666,762	702,315	4,745	5,764	(4)%	nm
Tangible assets	d	$50,323,476	$51,896,100	$52,261,769	$31,843,894	$31,466,196	(3)%	60%
Common shares outstanding at period end (1)	e	208,575	208,514	208,429	129,321	129,320	0%	61%

Total shareholders' equity to total assets ratio	a / c	8.91%	9.01%	9.05%	7.79%	7.68%	(0.10)	1.23
Tangible common equity ratio	b / d	5.89%	6.04%	6.03%	7.77%	7.66%	(0.15)	(1.77)
Book value per common share (1)	a / e	$22.21	$23.16	$23.44	$19.18	$18.69	(4)%	19%
Tangible book value per common share (1)	b / e	$14.22	$15.02	$15.12	$19.14	$18.65	(5)%	(24)%
nm = not meaningful
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$4	$—	$—	$—	$—	nm	nm
(Loss) gain on equity securities, net		(2,055)	(697)	2,416	284	(2,647)	195%	(22)%
Gain (loss) on swap derivatives		5,700	1,288	(3,543)	(2,329)	4,194	343%	36%
Change in fair value of certain loans held for investment		(19,247)	(6,965)	9,488	4,192	(26,397)	176%	(27)%
Change in fair value of MSR due to valuation inputs or assumptions		5,308	(2,242)	(2,937)	(9,914)	16,403	nm	(68)%
MSR hedge (loss) gain		(4,733)	(7,636)	2,650	(348)	(14,128)	(38)%	(66)%
Total non-interest income adjustments	a	$(15,023)	$(16,252)	$8,074	$(8,115)	$(22,575)	(8)%	(33)%

Non-Interest Expense Adjustments
Merger related expense		$18,938	$29,649	$115,898	$11,637	$769	(36)%	nm
Exit and disposal costs		4,017	2,119	1,291	1,966	1,364	90%	195%
Total non-interest expense adjustments	b	$22,955	$31,768	$117,189	$13,603	$2,133	(28)%	nm

Net interest income	c	$480,875	$483,975	$374,698	$305,479	$287,604	(1)%	67%

Non-interest income (GAAP)	d	$43,981	$39,678	$54,735	$34,879	$29,445	11%	49%
Less: Non-interest income adjustments	a	15,023	16,252	(8,074)	8,115	22,575	(8)%	(33)%
Operating non-interest income (non-GAAP)	e	$59,004	$55,930	$46,661	$42,994	$52,020	5%	13%

Revenue (GAAP)	f=c+d	$524,856	$523,653	$429,433	$340,358	$317,049	—%	66%
Operating revenue (non-GAAP)	g=c+e	$539,879	$539,905	$421,359	$348,473	$339,624	—%	59%

Non-interest expense (GAAP)	h	$304,147	$328,559	$342,818	$194,982	$177,964	(7)%	71%
Less: Non-interest expense adjustments	b	(22,955)	(31,768)	(117,189)	(13,603)	(2,133)	(28)%	nm
Operating non-interest expense (non-GAAP)	i	$281,192	$296,791	$225,629	$181,379	$175,831	(5)%	60%

Net income (loss) (GAAP)	j	$135,845	$133,377	$(14,038)	$82,964	$84,040	2%	62%
Provision (benefit) for income taxes		48,127	45,703	(4,886)	29,464	27,473	5%	75%
Income (loss) before provision for income taxes		183,972	179,080	(18,924)	112,428	111,513	3%	65%
Provision for credit losses		36,737	16,014	105,539	32,948	27,572	129%	33%
Pre-provision net revenue (PPNR) (non-GAAP)	k	220,709	195,094	86,615	145,376	139,085	13%	59%
Less: Non-interest income adjustments	a	15,023	16,252	(8,074)	8,115	22,575	(8)%	(33)%
Add: Non-interest expense adjustments	b	22,955	31,768	117,189	13,603	2,133	(28)%	nm
Operating PPNR (non-GAAP)	l	$258,687	$243,114	$195,730	$167,094	$163,793	6%	58%

Net income (loss) (GAAP)	j	$135,845	$133,377	$(14,038)	$82,964	$84,040	2%	62%
Less: Non-interest income adjustments	a	15,023	16,252	(8,074)	8,115	22,575	(8)%	(33)%
Add: Non-interest expense adjustments	b	22,955	31,768	117,189	13,603	2,133	(28)%	nm
Tax effect of adjustments		(9,482)	(11,981)	(23,565)	(5,459)	(6,116)	(21)%	55%
Operating net income (non-GAAP)	m	$164,341	$169,416	$71,512	$99,223	$102,632	(3)%	60%
nm = not meaningful

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Average assets	n	$53,011,361	$53,540,574	$39,425,975	$31,637,490	$30,668,177	(1)%	73%
Less: Average goodwill and other intangible assets, net		1,684,093	1,718,705	623,042	5,298	6,343	(2)%	nm
Average tangible assets	o	$51,327,268	$51,821,869	$38,802,933	$31,632,192	$30,661,834	(1)%	67%

Average common shareholders' equity	p	$4,866,975	$4,935,239	$3,349,761	$2,438,639	$2,567,266	(1)%	90%
Less: Average goodwill and other intangible assets, net		1,684,093	1,718,705	623,042	5,298	6,343	(2)%	nm
Average tangible common equity	q	$3,182,882	$3,216,534	$2,726,719	$2,433,341	$2,560,923	(1)%	24%

Weighted average basic shares outstanding (1)	r	208,070	207,977	156,383	129,321	129,319	0%	61%
Weighted average diluted shares outstanding (1)	s	208,645	208,545	156,383	129,801	129,733	0%	61%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$0.65	$0.64	$(0.09)	$0.64	$0.65	2%	—%
Earnings-per-share - diluted (1)	j / s	$0.65	$0.64	$(0.09)	$0.64	$0.65	2%	—%
Efficiency ratio (2)	h / f	57.82%	62.60%	79.71%	57.24%	56.07%	(4.78)	1.75
Return on average assets	j / n	1.02%	1.00%	(0.14)%	1.04%	1.09%	0.02	(0.07)
Return on average tangible assets	j / o	1.05%	1.03%	(0.15)%	1.04%	1.09%	0.02	(0.04)
PPNR return on average assets	k / n	1.65%	1.46%	0.89%	1.82%	1.80%	0.19	(0.15)
Return on average common equity	j / p	11.07%	10.84%	(1.70)%	13.50%	12.99%	0.23	(1.92)
Return on average tangible common equity	j / q	16.93%	16.63%	(2.09)%	13.53%	13.02%	0.30	3.91

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$0.79	$0.81	$0.46	$0.77	$0.79	(2)%	—%
Operating earnings-per-share - diluted (1)	m / s	$0.79	$0.81	$0.46	$0.76	$0.79	(2)%	—%
Operating efficiency ratio (2)	i / g	51.97%	54.85%	53.46%	52.01%	51.72%	(2.88)	0.25
Operating return on average assets	m / n	1.23%	1.27%	0.74%	1.24%	1.33%	(0.04)	(0.10)
Operating return on average tangible assets	m / o	1.27%	1.31%	0.75%	1.24%	1.33%	(0.04)	(0.06)
Operating PPNR return on average assets	l / n	1.94%	1.82%	2.01%	2.10%	2.12%	0.12	(0.18)
Operating return on average common equity	m / p	13.40%	13.77%	8.66%	16.14%	15.86%	(0.37)	(2.46)
Operating return on average tangible common equity	m / q	20.48%	21.13%	10.64%	16.18%	15.90%	(0.65)	4.58
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended		% Change
($ in thousands)		Sep 30, 2023	Sep 30, 2022	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$4	$2	100%
Loss on equity securities, net		(336)	(7,383)	(95)%
Gain on swap derivatives		3,445	18,578	(81)%
Change in fair value of certain loans held for investment		(16,724)	(62,656)	(73)%
Change in fair value of MSR due to valuation inputs or assumptions		129	67,451	(100)%
MSR hedge loss		(9,719)	(14,128)	(31)%
Total non-interest income adjustments	a	$(23,201)	$1,864	nm

Non-Interest Expense Adjustments
Merger related expense		$164,485	$5,719	nm
Exit and disposal costs		7,427	4,839	53%
Total non-interest expense adjustments	b	$171,912	$10,558	nm

Net interest income	c	$1,339,548	$764,537	75%

Non-interest income (GAAP)	d	$138,394	$164,649	(16)%
Less: Non-interest income adjustments	a	23,201	(1,864)	nm
Operating non-interest income (non-GAAP)	e	$161,595	$162,785	(1)%

Revenue (GAAP)	f=c+d	$1,477,942	$929,186	59%
Operating revenue (non-GAAP)	g=c+e	$1,501,143	$927,322	62%

Non-interest expense (GAAP)	h	$975,524	$539,968	81%
Less: Non-interest expense adjustments	b	(171,912)	(10,558)	nm
Operating non-interest expense (non-GAAP)	i	$803,612	$529,410	52%

Net income (GAAP)	j	$255,184	$253,788	1%
Provision for income taxes		88,944	84,362	5%
Income before provision for income taxes		344,128	338,150	2%
Provision for credit losses		158,290	51,068	210%
Pre-provision net revenue (PPNR) (non-GAAP)	k	502,418	389,218	29%
Less: Non-interest income adjustments	a	23,201	(1,864)	nm
Add: Non-interest expense adjustments	b	171,912	10,558	nm
Operating PPNR (non-GAAP)	l	$697,531	$397,912	75%

Net income (GAAP)	j	$255,184	$253,788	1%
Less: Non-interest income adjustments	a	23,201	(1,864)	nm
Add: Non-interest expense adjustments	b	171,912	10,558	nm
Tax effect of adjustments		(45,028)	(2,020)	nm
Operating net income (non-GAAP)	m	$405,269	$260,462	56%
nm = not meaningful

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended		% Change
($ in thousands)		Sep 30, 2023	Sep 30, 2022	Year over Year
Average assets	n	$48,709,067	$30,541,027	59%
Less: Average goodwill and other intangible assets, net		1,345,833	7,369	nm
Average tangible assets	o	$47,363,234	$30,533,658	55%

Average common shareholders' equity	p	$4,389,549	$2,621,725	67%
Less: Average goodwill and other intangible assets, net		1,345,833	7,369	nm
Average tangible common equity	q	$3,043,716	$2,614,356	16%

Weighted average basic shares outstanding (1)	r	190,997	129,262	48%
Weighted average diluted shares outstanding (1)	s	191,546	129,702	48%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$1.34	$1.96	(32)%
Earnings-per-share - diluted (1)	j / s	$1.33	$1.96	(32)%
Efficiency ratio (2)	h / f	65.87%	58.05%	7.82
Return on average assets	j / n	0.70%	1.11%	(0.41)
Return on average tangible assets	j / o	0.72%	1.11%	(0.39)
PPNR return on average assets	k/n	1.38%	1.70%	(0.32)
Return on average common equity	j / p	7.77%	12.94%	(5.17)
Return on average tangible common equity	j / q	11.21%	12.98%	(1.77)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$2.12	$2.01	5%
Operating earnings-per-share - diluted (1)	m / s	$2.12	$2.01	5%
Operating efficiency ratio (2)	i / g	53.43%	57.03%	(3.60)
Operating return on average assets	m / n	1.11%	1.14%	(0.03)
Operating return on average tangible assets	m / o	1.14%	1.14%	—
Operating PPNR return on average assets	l / n	1.91%	1.74%	0.17
Operating return on average common equity	m / p	12.34%	13.28%	(0.94)
Operating return on average tangible common equity	m / q	17.80%	13.32%	4.48

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Loans and leases interest income	a	$567,929	$551,997	$412,726	$320,747	$276,625	3%	105%
Less: Acquired loan accretion - rate related (2), (3)	b	28,963	30,548	11,832	387	789	(5)%	nm
Less: Acquired loan accretion - credit related (3)	c	6,370	7,100	3,806	—	—	(10)%	nm
Adjusted loans and leases interest income	d=a-b-c	$532,596	$514,349	$397,088	$320,360	$275,836	4%	93%

Taxable securities interest income	e	$85,007	$81,617	$40,448	$18,290	$18,261	4%	366%
Less: Acquired taxable securities accretion - rate related	f	39,219	34,801	15,356	—	—	13%	nm
Adjusted Taxable securities interest income	g=e-f	$45,788	$46,816	$25,092	$18,290	$18,261	(2)%	151%

Non-taxable securities interest income (1)	h	$8,085	$8,010	$4,068	$1,571	$1,651	1%	390%
Less: Acquired non-taxable securities accretion - rate related	i	2,288	2,274	901	—	—	1%	nm
Adjusted Taxable securities interest income (1)	j=h-i	$5,797	$5,736	$3,167	$1,571	$1,651	1%	251%

Interest income (1)	k	$697,169	$676,922	$476,622	$352,530	$303,857	3%	129%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	70,470	67,623	28,089	387	789	4%	nm
Less: Acquired loan accretion - credit related	c	6,370	7,100	3,806	—	—	(10)%	nm
Adjusted interest income (1)	m=k-l-c	$620,329	$602,199	$444,727	$352,143	$303,068	3%	105%

Interest-bearing deposits interest expense	n	$126,974	$100,408	$63,613	$31,174	$9,090	26%	nm
Less: Acquired deposit accretion	o	(373)	(280)	(93)	—	—	33%	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$127,347	$100,688	$63,706	$31,174	$9,090	26%	nm

Interest expense	q	$215,138	$191,754	$101,253	$46,768	$15,924	12%	nm
Less: Acquired interest-bearing liabilities accretion (2)	r	(430)	(337)	(150)	(57)	(57)	28%	nm
Adjusted interest expense	s=q-r	$215,568	$192,091	$101,403	$46,825	$15,981	12%	nm

Net Interest Income (1)	t	$482,031	$485,168	$375,369	$305,762	$287,933	(1)%	67%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	70,900	67,960	28,239	444	846	4%	nm
Less: Acquired loan accretion - credit related (3)	c	6,370	7,100	3,806	—	—	(10)%	nm
Adjusted net interest income (1)	v=t-u-c	$404,761	$410,108	$343,324	$305,318	$287,087	(1)%	41%

Average loans and leases	aa	37,050,518	37,169,315	29,998,630	25,855,556	24,886,203	0%	49%
Average taxable securities	ab	8,356,165	8,656,147	4,960,966	3,042,044	3,271,185	(3)%	155%
Average non-taxable securities	ac	844,417	865,278	437,020	200,825	212,847	(2)%	297%
Average interest-earning assets	ad	48,981,105	49,442,518	37,055,705	30,305,129	29,437,103	(1)%	66%
Average interest-bearing deposits	ae	25,121,745	24,494,717	19,496,551	16,103,984	15,350,390	3%	64%
Average interest-bearing liabilities	af	31,413,978	31,372,416	22,548,264	17,668,730	16,359,575	0%	92%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	6.08%	5.95%	5.55%	4.92%	4.41%	0.13	1.67
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.31%	0.33%	0.16%	0.01%	0.01%	(0.02)	0.30
Less: Acquired loan accretion - credit related (3)	c / aa	0.07%	0.08%	0.05%	—%	—%	(0.01)	0.07
Adjusted average yield on loans and leases	d / aa	5.70%	5.54%	5.34%	4.91%	4.40%	0.16	1.30

Average yield on taxable securities	e / ab	4.07%	3.77%	3.26%	2.40%	2.23%	0.30	1.84
Less: Acquired taxable securities accretion - rate related	f / ab	1.86%	1.61%	1.26%	—%	—%	0.25	1.86
Adjusted average yield on taxable securities	g / ab	2.21%	2.16%	2.00%	2.40%	2.23%	0.05	(0.02)

Average yield on non-taxable securities (1)	h / ac	3.83%	3.70%	3.72%	3.13%	3.10%	0.13	0.73
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.07%	1.05%	0.84%	—%	—%	0.02	1.07
Adjusted yield on non-taxable securities (1)	j / ac	2.76%	2.65%	2.88%	3.13%	3.10%	0.11	(0.34)

Average yield on interest-earning assets (1)	k / ad	5.65%	5.48%	5.19%	4.62%	4.10%	0.17	1.55
Less: Acquired loan and securities accretion - rate related	l / ad	0.57%	0.55%	0.31%	0.01%	0.01%	0.02	0.56
Less: Acquired loan accretion - credit related	c / ad	0.05%	0.06%	0.04%	—%	—%	(0.01)	0.05
Adjusted average yield on interest-earning assets (1)	m / ad	5.03%	4.87%	4.84%	4.61%	4.09%	0.16	0.94

Average rate on interest-bearing deposits	n / ae	2.01%	1.64%	1.32%	0.77%	0.23%	0.37	1.78
Less: Acquired deposit accretion	o / ae	(0.01)%	—%	—%	—%	—%	(0.01)	(0.01)
Adjusted average rate on interest-bearing deposits	p / ae	2.02%	1.64%	1.32%	0.77%	0.23%	0.38	1.79

Average rate on interest-bearing liabilities	q / af	2.72%	2.45%	1.82%	1.05%	0.39%	0.27	2.33
Less: Acquired interest-bearing liabilities accretion (2)	r / af	(0.01)%	—%	—%	—%	—%	(0.01)	(0.01)
Adjusted average rate on interest-bearing liabilities	s / af	2.73%	2.45%	1.82%	1.05%	0.39%	0.28	2.34

Net interest margin (1)	t / ad	3.91%	3.93%	4.08%	4.01%	3.88%	(0.02)	0.03
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.58%	0.55%	0.31%	—%	0.01%	0.03	0.57
Less: Acquired loan accretion - credit related (3)	c / ad	0.05%	0.06%	0.04%	—%	—%	(0.01)	0.05
Adjusted net interest margin (1)	v / ad	3.28%	3.32%	3.73%	4.01%	3.87%	(0.04)	(0.59)

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended
($ in thousands)		Sep 30, 2023	Sep 30, 2022	Year over Year
Loans and leases interest income	a	$1,532,652	$720,699	113%
Less: Acquired loan accretion - rate related (2), (3)	b	71,343	3,290	nm
Less: Acquired loan accretion - credit related (3)	c	17,276	—	nm
Adjusted loans and leases interest income	d=a-b-c	$1,444,033	$717,409	101%

Taxable securities interest income	e	$207,072	$54,412	281%
Less: Acquired taxable securities accretion - rate related	f	89,376	—	nm
Adjusted Taxable securities interest income	g=e-f	$117,696	$54,412	116%

Non-taxable securities interest income (1)	h	$20,163	$5,098	296%
Less: Acquired non-taxable securities accretion - rate related	i	5,463	—	nm
Adjusted Taxable securities interest income (1)	j=h-i	$14,700	$5,098	188%

Interest income (1)	k	$1,850,713	$796,805	132%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	166,182	3,290	nm
Less: Acquired loan accretion - credit related	c	17,276	—	nm
Adjusted interest income (1)	m=k-l-c	$1,667,255	$793,515	110%

Interest-bearing deposits interest expense	n	$290,995	$17,021	nm
Less: Acquired deposit accretion	o	(746)	—	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$291,741	$17,021	nm

Interest expense	q	$508,145	$31,233	nm
Less: Acquired interest-bearing liabilities accretion (2)	r	(917)	(171)	436%
Adjusted interest expense	s=q-r	$509,062	$31,404	nm

Net Interest Income (1)	t	$1,342,568	$765,572	75%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	167,099	3,461	nm
Less: Acquired loan accretion - credit related (3)	c	17,276	—	nm
Adjusted net interest income (1)	v=t-u-c	$1,158,193	$762,111	52%

Average loans and leases	aa	34,765,319	23,676,201	47%
Average taxable securities	ab	7,336,862	3,445,386	113%
Average non-taxable securities	ac	717,064	222,375	222%
Average interest-earning assets	ad	45,203,459	29,303,722	54%
Average interest-bearing deposits	ae	23,091,034	15,422,795	50%
Average interest-bearing liabilities	af	28,510,120	16,355,258	74%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Third Quarter 2023 Results
October 18, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)

($ in thousands)		Sep 30, 2023	Sep 30, 2022	Year over Year
Average yield on loans and leases	a / aa	5.88%	4.06%	1.82
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.27%	0.02%	0.25
Less: Acquired loan accretion - credit related (3)	c / aa	0.07%	—%	0.07
Adjusted average yield on loans and leases	d / aa	5.54%	4.04%	1.50

Average yield on taxable securities	e / ab	3.76%	2.11%	1.65
Less: Acquired taxable securities accretion - rate related	f / ab	1.63%	—%	1.63
Adjusted average yield on taxable securities	g / ab	2.13%	2.11%	0.02

Average yield on non-taxable securities (1)	h / ac	3.75%	3.06%	0.69
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.02%	—%	1.02
Adjusted yield on non-taxable securities (1)	j / ac	2.73%	3.06%	(0.33)

Average yield on interest-earning assets (1)	k / ad	5.46%	3.62%	1.84
Less: Acquired loan and securities accretion - rate related	l / ad	0.49%	0.02%	0.47
Less: Acquired loan accretion - credit related	c / ad	0.05%	—%	0.05
Adjusted average yield on interest-earning assets (1)	m / ad	4.92%	3.60%	1.32

Average rate on interest-bearing deposits	n / ae	1.68%	0.15%	1.53
Less: Acquired deposit accretion	o / ae	—%	—%	—
Adjusted average rate on interest-bearing deposits	p / ae	1.68%	0.15%	1.53

Average rate on interest-bearing liabilities	q / af	2.38%	0.26%	2.12
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—
Adjusted average rate on interest-bearing liabilities	s / af	2.38%	0.26%	2.12

Net interest margin (1)	t / ad	3.96%	3.48%	0.48
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.49%	0.02%	0.47
Less: Acquired loan accretion - credit related (3)	c / ad	0.05%	—%	0.05
Adjusted net interest margin (1)	v / ad	3.42%	3.46%	(0.04)

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.